                                                                    EXHIBIT 10.4


                       FIRST INTERNATIONAL BANCORP, INC.
                  AMENDED AND RESTATED 1996 STOCK OPTION PLANS

          1. Purpose of the Plan. The purpose of the 1996 Stock Option Plans is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to certain key Directors and officers of FIRST INTERNATIONAL BANCORP, INC. and any subsidiaries which FIRST INTERNATIONAL BANCORP, INC. presently owns or controls or may hereafter organize or acquire, and to promote the success of the business.

          2. Definitions. As used herein the following definitions shall apply.

              (a) "Bank Holding Company" shall mean FIRST INTERNATIONAL BANCORP, INC. or any direct or indirect subsidiary now owned or hereafter acquired by Bank Holding Company.

              (b) "Board" shall mean the Board of Directors of FIRST INTERNATIONAL BANCORP, INC.

              (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

              (d) "Common Stock" shall mean the Common Stock of the Bank Holding Company.

              (e) "Directors" means Directors of First International Bancorp, Inc. or of any direct or indirect subsidiary now owned or hereafter acquired by First International Bancorp, Inc.

              (f) "Employee" shall mean a regular, salaried full-time employee (as the term "employee" is used in Section 422 of the Code) of the Bank Holding Company or one of its subsidiaries, as the term "subsidiary corporation" is defined in Section 424 of the code.

              (g) "Option" shall mean a stock option granted pursuant to the Plan.

              (h) "Option Price" shall mean the price determined by the Board pursuant to the Plan.

              (i) "Optioned Stock" shall mean the stock subject to an Option granted pursuant to the Plan.

              (j) "Optionee" shall mean an Employee who received an Option.

              (k) "Plan" or "Plans" shall mean collectively the Amended and Restated 1996 Stock Option Plans. Although the Plans shall be subject to the same terms and conditions except as otherwise expressly stated herein, they shall be deemed to be two Plans. One of the Plans encompasses Options granted to the Directors, while Options will be granted on the terms set forth herein without discretion by the Board with respect thereto; the other Plan encompasses Options granted to persons other than Directors, which Options will be granted as and when determined by the Board.

              (l) "Share" shall mean a share of Common Stock of the Bank Holding Company as adjusted in accordance with Section 12 of the Plan.

          3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the plan is Two hundred thousand three hundred sixteen (200,316) of Common Stock of the Bank Holding Company. Such Shares may be authorized but unissued shares.

          If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

          4. Administration of the Plan.


              (a) Procedure. The Plan shall be administered by the Board. The Board may act hereunder through a Committee of two or more Directors (a "Committee"). References herein to the granting of Options by the Board, the authority of the Board, and the decisions, determinations and interpretations of the Board are intended to include any Options granted by the Committee, exercise of authority by the Committee, and any decisions, determinations and interpretations by the Committee.

              (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority: (i) to grant to any officer who is an Employee an Option to purchase Shares of the Bank Holding Company, which shall be conditioned on the execution by such officer of a Stock Option Agreement substantially in the form of Exhibit A hereto (with such modifications as the

Board may desire, within the terms of this Plan and within the requirements of law); (ii) to determine the Option Price for any Shares to be issued pursuant to an Option granted under the Plan, the officer to whom, and the time or times at which, Options shall be granted, and the number of Shares to be represented by each Option, the time or times at which Options may be exercised, and the term of each Option which in no event shall be more than ten (10) years from the date of the grant of the Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend each Option; (vi) to authorize any person to execute on behalf of the Bank Holding Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan. Options shall be granted to members of the Board of Directors of the Company only pursuant to section 4(e) below.

              (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

              (d) Minimum Grants to Officers. The grants of Options pursuant to
Section 4(b) above shall include the following (in addition to any other Options that may be granted):

                    (i) Each Vice President, Senior Vice President, and Executive Vice President of the Company employed by the Bank Holding Company prior to January 1, 1996 shall receive, on the date that this Plan is adopted by the Board, an Option to purchase the number of shares by which the Applicable Initial Option exceeds the sum of (A) the number of Shares that each such person had the option to buy from the Bank Holding Company immediately prior to the adoption of this Plan by the Board, plus (B) the number of Shares purchased by such Employee from the Bank Holding Company at any time prior to the adoption of the Plan pursuant to the exercise of a stock option (regardless of whether such existing or previous options were granted pursuant to an option plan and regardless of whether such existing options were vested or immediately exercisable). For the purposes of this Plan, the "Applicable Initial Option" shall be the number of Shares obtained by (A) taking the Compensation Percentage Amount of each such person's aggregate (i.e., cumulative) base salary since the date of such person's employment by the Bank Holding Company, and (B) dividing such Compensation Percentage Amount by the fair market value of each Share, as determined by the Board on the date that this Plan is adopted by the Board, and the "Compensation Percentage Amount" is 5% of such cumulative base salary for Vice Presidents, 10% of such cumulative base salary for Senior Vice Presidents, and 20% of such cumulative base salary for Executive Vice Presidents.

                    (ii) Each Vice President, Senior Vice President, and Executive Vice President of the Bank Holding Company shall receive, at such time as the Board shall determine during the first 4 months of each fiscal year of the Company while such person continues to hold such position, an option to purchase the number of Shares equal to their Applicable Additional Option. For the purposes hereof, the "Applicable Additional Option" shall be the number of shares obtained by (A) taking the Compensation Percentage Amount (as defined in clause (i) above) of each such person's annual base salary as of the end of the immediately preceding fiscal year of the Company, and (B) dividing such Compensation Percentage amount by the fair market value of each Share, as determined by the Board on the date that the Options are granted.

              (e) Grants to Directors. Options to Directors shall be granted only pursuant to this Section 4(e). On January 15 of each year during the term of the Plan, Commencing January 15, 1998, each Director who attended at least 80% of the meetings of the Board of Directors of the Bank Holding Company (including for such purpose meetings of committees of which such person is a member) shall receive an Option to purchase 500 shares of Common Stock. Each such Option shall remain outstanding for a term of ten years. If a person is a Director of a subsidiary or subsidiaries but not a Director of First International Bancorp, Inc., then such person's attendance at the meetings of the board of directors of such subsidiary or subsidiaries shall determine whether such person receives an Option for such year hereunder. If a person is a Director of First International Bancorp, Inc., then such person's attendance at the meetings of its Board (and not any meetings of the board of directors of any subsidiary) shall determine whether such person receives an Option for such year hereunder. The Option Price for Options granted hereunder to Directors shall be the fair market value of the Shares on the applicable January 15. If the Shares are traded on a stock exchange on the applicable January 15, the fair market value for Options granted to Directors shall be the closing price on the primary stock exchange on which the Shares are traded; if the Shares are not traded on a stock exchange but are publicly traded, the fair market value for Options granted to Directors shall be the average of the closing bid and asked prices on such date; if the Shares are not publicly traded, the fair market value shall be such price per Share as is determined by a disinterested Committee of the Board.

          5. Eligibility. Options under the Plan may be granted only (a) to members of the Board of Directors of the Bank Holding Company, or (b) to officers who are Employees and who have been appointed as a Vice President or a higher position with the Bank Holding Company as the Board shall select. An officer or Director who has been granted an Option may, if such officer or Director is otherwise eligible, be granted an additional Option or Options.

          6. Term of Plan. The Plan shall become effective upon its adoption by the Board; subject, however, to approval by the holders of at least two-thirds of the outstanding stock of each class of the Bank Holding Company within twelve
(12) months thereafter. The exercise of any Option granted prior to such shareholder approval shall be conditioned on such shareholder approval. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

          7. Term of Option. The term of each Option granted under the Plan shall be no greater than ten (10) years from the date of grant thereof.

          8. Option Price. The Option Price for the Shares to be issued pursuant to any such Option granted under the Plan (except for Options granted to Directors) shall be any price determined by the Board; provided, however, such Option Price shall in no event be less than one hundred percent (100%) of the fair market value per share of the Bank Holding Company's Common Stock at the date of the grant of the Option, as determined by the Board.

          9. Vesting. Except as the Board may otherwise provide in an Optionee's written Stock Option Agreement and except for Options granted hereunder to Directors, the Option shall be 25% vested one year after the granting of the option; 50% vested after two years; 75% vested after 3 years; and 100% vested after 4 years. An Option may not be exercised for a number of shares (including previous exercises under such Option) that is greater than the percentage of the Option that has vested.

         10. Exercise of Option.

             (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable on such terms and conditions as are set forth in the Stock Option Agreement entered into between the Bank Holding Company and the Optionee with respect to the grant of such Option. The Option Price of the Shares as to which an Option shall be exercised shall be paid in full at the time of exercise, at the election of the Optionee, in cash or currency of the United States of America, certified check or bank cashier's check.

          An Option shall be exercised when written notice of such exercise has been given to the Bank Holding Company in accordance with the terms of the Optionee's Stock Option Agreement by the person entitled to exercise the Option and payment as described above for the Shares with respect to which the Option is exercised has been received by the Bank Holding Company accompanied by any other representations or agreements required by the terms of this Plan or the Optionee's Stock Option Agreement granted hereunder.

              (b) Termination of Employment or Cessation of Directorship. If an Optionee ceases to be a Director or an Employee of the Bank Holding Company for any reason, whether voluntary or involuntary, with or without cause, including without limitation retirement (but not including termination due to death or permanent disability (as such term is used in Section 22(e)(3) of the Code), the Option will automatically expire as of the date of the termination of such Optionee's directorship or employment as the case may be. The Plan shall not confer upon any Optionee any right with respect to continuation of directorship or employment by the Bank Holding Company, nor shall it interfere in any way with such Employee's right or the Bank Holding Company's right to terminate such Director's term or Employee's employment at any time. If the Optionee's directorship or employment is terminated due to the Optionee's death or permanent disability, the Optionee (or the personal representative of the Optionee, as applicable) may exercise the vested portion of the Option during the 90 day period commencing on the date that the Optionee's employment is terminated.

         11. Non-Transferability of Options. Except to the extent expressly provided in Section 10(b) above, the Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         12. Adjustment Upon Changes in Capitalization. In the event there is any change in the Common Stock through the declaration of stock dividends, or through recapitalization resulting in a stock split, or combination or exchange of Shares, or otherwise, the Board shall appropriately adjust the number of class of Shares covered by any Option but which are unexercised, as well as the price to be paid therefor so as to equal the same number of Shares that a record holder of an equal number of Shares immediately prior to such event would own or be entitled to receive after the happening of such event. Any such adjustment shall be determined by the Board as to Options other than those held by Directors, but Options held by Directors shall be adjusted in the same manner. In the event of any such change in the outstanding Common Stock, the Board shall appropriately adjust the aggregate number and class of shares available under the Plan.

          In the case of any such change in the Common Stock, the aggregate option price in each Optionee's Stock Option Agreement of all the Shares covered thereby prior to such change, shall be the aggregate option price for all the shares or other securities substituted for such shares or to which such shares are adjusted, and the Option Price per share after such change shall be determined accordingly.

          In the case of any consolidation of the Bank Holding Company with, or merger of the Bank Holding Company into, any other corporation (other than a consolidation or merger in which the Bank Holding Company is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Bank Holding Company, and, in particular, in the event of the acquisition of the majority of the Common Stock of the Bank Holding Company by a holding company, the Corporation formed by such consolidation or the corporation into which the Bank Holding Company shall have been merged or the corporation which shall have acquired such assets or Common Stock, as the case may be (the "Acquiring Corporation"), shall execute and deliver to each Optionee a supplemental stock option agreement providing that the Holder of each Option then outstanding shall have the right, during the period such Option shall be outstanding pursuant to its terms, to exercise such Option (to the extent vested) as to the kind and amount of shares of stock receivable upon such acquisition, consolidation, merger, sale or transfer by a holder, immediately prior to such acquisition, consolidation, merger, sale or transfer, of the total number of shares subject to the Option. Such supplemental stock option agreement shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The provisions of this Section shall similarly apply to successive acquisitions, consolidations, mergers, sales or transfers. The supplemental stock option agreement shall also provide for the exercise of Options using stock of the corporation which is the subject of the Option.

          No fractional Shares of the Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of Shares into which Shares then covered by the Option when changed as a result of such action shall be reduced to the largest number of whole shares resulting from such action, unless the Board (or in the event of an acquisition, consolidation, merger, sale or transfer as described above, the Board of Directors of the Acquiring Corporation), in its discretion, shall determine to issue scrip certificates. In such event, the scrip certificates shall be in a form and have such terms and conditions as the Board (or the Board of Directors of Acquiring Corporation, as the case may be) in its discretion shall prescribe.

         13. Time of Granting Options. The date of grant of an Option under the Plan other than Options granted to Directors shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant. Options to Directors shall be granted at the times provided for in Section 4(e) above.

         14. Amendment and Termination of the Plan.

             (a) Amendment. The Board, without approval of the shareholders, may amend the Plan from time to time in such respects as the Board may deem desirable; provided, however, the Board may not extend the term of the Plan, increase or decrease the aggregate number of Shares subject to the Plan (except as provided in Section 12 of the Plan), or alter the class of employees eligible to receive Options without the approval of the Bank Holding Company's shareholders; and further provided that the Board may not amend Sections 4(e) and 9 more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

             (b) Termination. The Board, without approval of the shareholders, may at any time terminate the Plan.

             (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated and shall be deemed to incorporate the terms of this Plan as it existed on the dates the Options were granted.

         15. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the Shares may then be listed, and the applicable counsel for the Bank Holding Company with respect to such compliance.

         As a condition to the exercise of an Option, the Bank Holding Company may require a person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Bank Holding Company such a representation is necessary or desirable under any of the aforementioned relevant provisions of law.

         16. Reservation of Shares. The Bank Holding Company, during the term of this Plan, will at all times reserve and keep available, the number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         Inability of the Bank Holding Company to obtain from any regulatory body having jurisdiction such as authority as is deemed by the Bank Holding Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Bank Holding Company of any liability with respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

         17. Use of Proceeds. All proceeds received by the Bank Holding Company under the Plan shall be used for its general corporate purposes.

         18. Tax Withholding Requirement. The Board may require the Optionee, in the Optionee's Stock Option Agreement, to agree to remit to the Bank Holding Company any amount of federal, state or local taxes required to be withheld by the Bank Holding Company in connection with the issuance of the Shares.